SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 17, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 17, 2008, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that it has submitted a Complete Response to the May 2008 Approvable Letter issued by the U.S. Food and Drug Administration (FDA) for Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. Under the FDA guidelines, within 14 calendar days, the FDA will classify the submission and notify the Company of the statutory target date for potential approval of Surfaxin. The Company believes, based on its understanding of the FDA guidelines and advice of experts, that the FDA may designate the Complete Response as a Class 1 resubmission, which would result in a target review period of 60 days and potential approval of Surfaxin in 2008. However, the FDA has discretion to designate the submission as Class 2, which would result in a 6-month target review period.

The Company’s Complete Response includes, among other things, (i) data and other information intended to demonstrate that the lipid-related impurities in the two phospholipid drug substances can be produced at levels that satisfy guidelines promulgated by the International Conference of Harmonization (ICH), and (ii) data from additional pre-clinical studies (conducted at a dose level requested by the FDA) using a Surfaxin biological activity test (a quality control and stability release test) and a well-characterized RDS animal model, which data the Company believes further confirms the comparability of Surfaxin drug product used in Discovery Labs’ Phase 3 clinical trials to the product to be made using the commercial Surfaxin manufacturing process and further supports the determination of final acceptance criteria for the Surfaxin biological activity test. Prior to generating these additional data, on June 18, 2008, the Company held a teleconference with the FDA to clarify and reach agreement on these and other key requirements identified in the May 2008 Approvable Letter.

The May 2008 Approvable Letter did not require additional clinical trials. Prior to receiving the Approvable Letter, the Company had reached agreement with the FDA on the content of the Surfaxin package insert and the FDA had concluded a satisfactory pre-approval inspection of the Company’s manufacturing operations. The press release, dated October 17, 2008, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 17, 2008

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: October 22, 2008